EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 30, 2007, accompanying the consolidated financial statements and financial statement schedule of The Coast Distribution System, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2006, into the Company’s Registration Statements on Forms S-8 (File Nos. 333-136864, 333-52876, 333-55941, and 333-55933).

/s/ Burr, Pilger & Mayer LLP

San Francisco, California

March 30, 2007